UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of Principal Executive Offices, Including Zip Code)

(617) 535-4766

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.     Other Events.

On July 21, 2006, in connection with the previously announced offer to purchase and consent solicitation relating to Iron Mountain Incorporated’s (the “Company”) outstanding 8-1/4% Senior Subordinated Notes due 2011 (the “Notes”), the Company received and accepted tenders and consents representing a majority of the Notes. The Notes were issued under an Indenture, dated as of April 26, 1999 (the “Indenture”), by and among the Company, the Guarantors named therein and The Bank of New York Trust Company, N.A. (the “BONY Trust”), as trustee. In connection with the Company’s receipt and acceptance of tenders and consents, on July 24, 2006, the Company amended the Indenture by entering into a Supplemental Indenture, dated as of July 24, 2006 (the “Supplemental Indenture”), by and among the Company, the Guarantors named therein and the BONY Trust, as trustee. The Supplemental Indenture eliminates certain covenants and amends certain other provisions in the Indenture. The Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Supplemental Indenture, dated as of July 24, 2006, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
By: /s/ John F. Kenny, Jr.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

Date: July 28, 2006